                                                                    EXHIBIT 21.1


                              List of Subsidiaries
                              --------------------

         Name                                       Place of Incorporation
         ---------                                  -----------------------
         ComStream Corporation                      Delaware

         ComStream UK Limited                       England and Wales

         ComStream Israel Ltd.                      Israel

         Armer Communications Engineering
         Services, Inc.                             Delaware

         Tiernan Radyne ComStream Inc.              Delaware